CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  SCOOP, INC.,
                             a Delaware corporation

     Scoop, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (this "Corporation"), DOES HEREBY CERTIFY:

     1. The Corporation desires to and does hereby amend its Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on October 11, 1996 (the "Certificate of Incorporation"), as hereinafter provided.

     2. The Corporation filed a Petition for Bankruptcy with the United States Bankruptcy Court, Central District of California, Santa Ana Division on July 31, 1998; Case Number SA 98-20799 RA.

     3. Provision for making this Amendment of the Certificate of Incorporation is contained in the Order Confirming Debtor's Second and Amended Plan of Organization which was entered on October 15, 1999.

     3. The Certificate of Incorporation of this Corporation is hereby amended in accordance with the provisions of Section 303 of the General Corporation Law of the State of Delaware by changing Article Fourth thereof so that, as amended, Article Fourth shall read in its entirety as follows:

     "FOURTH: The Corporation shall have authority to issue 105,000,000 shares of stock, consisting of 100,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share."


     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be duly executed as of the 20th day of October, 1999.


                                         SCOOP, INC.,
                                         a Delaware corporation


                                         By: /s/ Rand Bleimeister
                                             -----------------------------------
                                             Rand Bleimeister, President